EXHIBIT 24-2

                    NEW YORK STATE ELECTRIC & GAS CORPORATION
                              Certified Resolutions
                              ---------------------

     RESOLVED,   that the  Corporation  hereby  constitutes  and appoints W.W.
                 von Schack, S.J. Rafferty, D.W. Farley, G.J. Turton, R.D. Kump and T.G. Borkowsky, Esquire, and each of them (with full power to each of them to act alone) its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and on its behalf and in its name, place and stead, to sign, execute and file a Registration Statement under the Securities Act of 1933, as amended, for the proposed offering of not to exceed 3,300,000 shares of Common Stock
                 ($6.66 2/3 Par Value) through the 1997 Stock Option Plan, any and all amendments to such Registration Statement and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the Corporation might or could do.

                          ***************************

     I, DANIEL W. FARLEY, Vice President and Secretary of NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof duly called, convened and held on March 14, 1997 and that said resolution is in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 7th day of May 1997.



                                              /s/ DANIEL W. FARLEY
                                             ----------------------------------
                                                  Vice President and Secretary


(Seal)